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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): September 7, 2001


                                STAR BUFFET, INC.
             (Exact name of registrant as specified in its charter)

                                    000-23099
                            (Commission File Number)


             DELAWARE                                          84-1430786
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)



              1312 NORTH SCOTTSDALE ROAD, SCOTTSDALE, ARIZONA 85257
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (480) 425-0397



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Item 4   Changes in Registrant's Certifying Accountant

      KPMG LLP was previously the principal accountants for Star Buffet, Inc. On September 7, 2001, that firm's appointment as principal accountants was terminated and Grant Thorton LLP was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

      In connection with the audits of the two fiscal years ended January 29, 2001, and the subsequent interim period through September 7, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The Company reports in accordance with Regulation S-K, Item 304(a)(1)(v)(A) that in connection with the audit of the fiscal year ended January 31, 2000, KPMG LLP issued a letter to the Company's audit committee dated April 7, 2000, informing the Company that KPMG LLP believed a material weakness existed with respect to the Company's cash reconciliation process. The Company corrected the bank reconciliations in question and has implemented new procedures to address the weakness identified by KPMG LLP. The Company has authorized KPMG to respond fully to inquiries from the successor accountants with respect to such matter.

      The audit reports of KPMG LLP on the consolidated financial statements of Star Buffet, Inc. and subsidiaries as of and for the 52-week period ended January 29, 2001, and the 53-week period ended January 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      A letter from KPMG LLP is attached as Exhibit 99.1.

Item 7   Exhibits

         99.1  Letter from KPMG LLP.


                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      September 14, 2001.


                                                STAR BUFFET, INC.



                                          By:     /s/  Robert E. Wheaton
                                                --------------------------------
                                                Name:  Robert E. Wheaton
                                                Title: Chairman